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                                                                    EXHIBIT j(1)



                               CONSENT OF COUNSEL

                           AIM TAX-EXEMPT FUNDS, INC.


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for AIM Tax-Exempt Cash Fund, AIM Tax-Free Intermediate Fund, AIM Tax-Exempt Bond Fund of Connecticut and AIM High Income Municipal Fund, which is included in Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-66242) and Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-7890) on Form N-1A of AIM Tax-Exempt Funds, Inc.




                                   /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                   --------------------------------------------
                                   Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
June 18, 1999